Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273825
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated March 12, 2024
Preliminary Prospectus Supplement
(to Prospectus dated August 9, 2023)
$125,000,000
ICHOR HOLDINGS, LTD.
Ordinary Shares

We are selling $125,000,000 of our ordinary shares, par value $0.0001 per share. Our ordinary shares are listed on The Nasdaq Global Select Market under the symbol “ICHR.” The last reported sale price of our ordinary shares on The Nasdaq Global Select Market on March 11, 2024 was $42.23 per share.
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus to read about factors you should consider before investing in our ordinary shares.

	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to us	$	$
________________
(1)We refer you to “Underwriting” for additional information regarding underwriting compensation.
The underwriters may also exercise their option to purchase up to an additional 15% of the ordinary shares sold in the offering from us at the public offering price, less the underwriting discount, for a period of 30 days after the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $              and the total proceeds to us, before expenses, will be $               .
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Delivery of the ordinary shares is expected to be made on or about                     , 2024.

Joint Book-Running Managers
TD Cowen		Stifel

Co-Managers
B. Riley Securities	Needham & Company	Craig-Hallum	D.A. Davidson & Co.
Prospectus Supplement dated                     , 2024

Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell or seeking an offer to buy our ordinary shares under this prospectus in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.
Furthermore, you should not consider this prospectus supplement and the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize for use in connection with this offering, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include our trademarks and service marks which are protected under applicable intellectual property laws and are the property of Ichor Holdings, Ltd. or its subsidiaries. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our ordinary shares. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, including the “Risk Factors” section contained in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Unless the context indicates otherwise, references in this prospectus supplement to “Ichor,” “the Company,” “we,” “us,” “our” and similar references refer to Ichor Holdings, Ltd. and its subsidiaries.
OVERVIEW
Ichor Holdings, Ltd. is a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our primary product offerings include gas and chemical delivery systems and subsystems, collectively known as fluid delivery systems and subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor, and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery systems and subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, electron beam and laser-welded components, precision vacuum and hydrogen brazing, and surface treatment technologies, and other proprietary products. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively.
Fluid delivery subsystems ensure accurate measurement and uniform delivery of specialty gases and chemicals at critical steps in the semiconductor manufacturing processes. Any malfunction or material degradation in fluid delivery reduces yields and increases the likelihood of manufacturing defects in these processes. Most original equipment manufacturers (“OEMs”) outsource all or a portion of the design, engineering, and manufacturing of their gas delivery subsystems to a few specialized suppliers, including us. Additionally, many OEMs are outsourcing the design, engineering, and manufacturing of their chemical delivery subsystems due to the increased fluid expertise required to manufacture these subsystems. Outsourcing these subsystems has allowed OEMs to leverage suppliers’ highly specialized engineering, design, and production skills while focusing their internal resources on their own value-added processes. We believe that this outsourcing trend has enabled OEMs to reduce their costs and development time, as well as provide growth opportunities for specialized subsystems suppliers like us.
We have a global footprint with production facilities in California, Minnesota, Oregon, Texas, Singapore, Malaysia, the United Kingdom, Korea, and Mexico and approximately 1,690 full-time employee equivalents as of December 29, 2023. In 2023, our three largest customers by revenue were Applied Materials, Lam Research, and ASML.
For additional information about us, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Corporate Information
Our principal executive offices are located at 3185 Laurelview Ct., Fremont, California, 94538, and our telephone number at that address is (510) 897-5200. Our website address is www.ichorsystems.com. The reference to our website is a textual reference only. We do not incorporate the information on our website into this prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

THE OFFERING

Ordinary shares offered by us	$125,000,000 of ordinary shares.

Option to purchase additional shares
We have granted the underwriters an option to purchase up to an additional 15% of the ordinary shares sold in the offering from us at the public offering price, less the underwriting discount, for a period of 30 days after the date of this prospectus supplement.

Ordinary shares to be outstanding immediately after this offering	ordinary shares (or ordinary shares if the underwriters exercise their option to purchase additional shares in full), in each case based on 29,633,512 ordinary shares outstanding as of March 12, 2024.

Use of Proceeds
We estimate that we will receive net proceeds from this offering of approximately $             million (or $             million if the underwriters exercise their option to purchase additional shares in full), in each case after deducting our estimated offering expenses. We intend to use the net proceeds from the sale of our ordinary shares in this offering to repay our outstanding indebtedness under our revolving credit facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. However, we do not have binding commitments or agreements for any specific acquisitions at this time. We expect
to use approximately $       million of net proceeds of this offering to repay outstanding indebtedness under our revolving credit facility, including fees and expenses. As of December 29, 2023, we had total principal outstanding of $115.0 million under our revolving credit facility, which matures on October 29, 2026. At December 29, 2023, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 7.58%.

We retain broad discretion over the use of the net proceeds from the sale of our ordinary shares offered hereby. See “Use of Proceeds” for additional information.

Risk Factors
See “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in our ordinary shares.

Nasdaq Global Select Market Symbol	“ICHR”

RISK FACTORS
An investment in our ordinary shares involves a high degree of risk. Prior to making a decision about investing in our ordinary shares, you should carefully consider the risk factors described below and in the accompanying prospectus and the risk factors discussed in the sections entitled “Risk Factors” contained in our filings with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 29, 2023, together with all of the other information contained in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.
Risks Related To Our Business
Our business is, in part, dependent on the ability of our customers to sell to their customers in China. Restrictions on our customers' ability to access the Chinese market could materially impact our financial performance.
We manufacture semiconductor fabrication equipment and are a key supplier to companies such as Applied Materials, Lam Research, and ASML. These companies are required to obtain export licenses in order to, among other things, sell certain products and services to customers in China. The U.S. Department of Commerce and other regulatory bodies have promulgated rules and regulations regarding export license requirements for U.S. companies that sell certain products to entities in China whose actions or functions are intended to support military end uses. These rules and regulations have eliminated certain export license exceptions that applied to exports of certain items to China, added certain Chinese companies to its “Entity List” and “Unverified List,” making those companies subject to additional licensing requirements, and expanded licensing requirements for exports to China of items for use in the development or production of integrated circuits and certain technologies. The surrounding regulatory framework is uncertain and evolving, and may make it more challenging for our customers to operate their business. In the past two years, the U.S. government announced new export regulations for U.S. semiconductor technology sold in China, including wafer fabrication equipment and related parts and services, which have limited the market for certain products sold by our customers. These rules and regulations require our customers to obtain additional export licenses to supply certain of their products or provide services to certain customers in China. Obtaining export licenses may be difficult, costly and time-consuming, and there is no assurance that our customers will be issued licenses on a timely basis or at all. Our customers’ inability to obtain these licenses could negatively impact their business and potentially lead to a decrease in demand from our customers for our products. The regulatory actions taken by the U.S. government are uncertain and evolving, and these rules, other regulatory actions or changes, and other actions taken by the governments of either the U.S. or China, or both, that have occurred and may occur in the future could materially and adversely affect demand from our customers, and thus, could materially and adversely affect our sales, revenue, and profitability.
Risks Related To This Offering and Ownership of Our Ordinary Shares
The price of our ordinary shares may fluctuate substantially.
You should consider an investment in our ordinary shares to be risky, and you should invest in our ordinary shares only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our ordinary shares to fluctuate, in addition to the other risks mentioned in this section of this prospectus supplement, are:
•failures to meet external expectations or management guidance;

•fluctuations in our quarterly financial results or the quarterly financial results of similar companies;
•our announcements or our competitors’ announcements regarding new products or services, enhancements, significant contracts, acquisitions or strategic investments;
•changes in earnings estimates or recommendations by securities analysts, if any, who cover our ordinary shares;
•speculation about our business in the press or investment community;
•changes in our capital structure or dividend policy, future issuances of securities, sales of large blocks of ordinary shares by our shareholders, our incurrence of additional debt or our failure to comply with the agreements governing our credit facilities;
•our decision to enter new markets;
•reputational issues;
•changes in general economic and market conditions in any of the regions in which we conduct our business;
•material litigation or government investigations;
•changes in industry conditions or perceptions; and
•changes in applicable laws, rules or regulations.
In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our ordinary shares could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our share price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.
Future sales of our ordinary shares, or the perception in the public markets that these sales may occur, may depress our share price.
We may seek to raise additional capital from time to time in the future, which may involve the issuance of additional ordinary shares, or securities convertible into ordinary shares. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the price of our ordinary shares and could impair our ability to raise capital through the sale of additional shares. In the future, we may also issue our securities in connection with investments or acquisitions. The number of our ordinary shares issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding ordinary shares.
We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.
We intend to use the net proceeds from the sale of ordinary shares in this offering to repay our outstanding indebtedness under our revolving credit facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We expect to use approximately $        million of net proceeds of this offering to repay outstanding indebtedness under our revolving credit facility, including fees and expenses. As of December 29, 2023, we had total principal outstanding of $115.0 million under our revolving credit facility, which matures on October 29, 2026. At December 29, 2023, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 7.58%.

We retain broad discretion over the use of the net proceeds from the sale of ordinary shares offered hereby and, accordingly, you will need to rely upon the judgment of our management with respect to the use of proceeds, potentially with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.
We do not expect to pay any cash dividends for the foreseeable future.
We do not anticipate that we will pay any cash dividends on our ordinary shares for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, contractual restrictions (including those under our credit facilities and any potential indebtedness we may incur in the future), restrictions imposed by applicable law, tax considerations and other factors our board of directors deems relevant. There can be no assurance that we will pay a dividend in the future or continue to pay any dividend if we do commence paying dividends. Accordingly, realization of a gain on an investment in our ordinary shares will depend on the appreciation of the price of our ordinary shares, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate by reference “forward-looking statements”
made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are forward-looking statements. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies, as well as our estimates of our markets, expected growth rates of these markets and statements regarding our ability to grow within and further penetrate our markets. These statements are contained in many sections of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.
Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 29, 2023, which is incorporated in this prospectus supplement by reference (and in any of our other filings with the SEC). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement under the heading “Risk Factors,” as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should evaluate all forward-looking statements made in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in the context of these risks and uncertainties.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain estimates, projections, statistical data and other information made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

USE OF PROCEEDS
We estimate that we will receive net proceeds from this offering of approximately $              million (or approximately $              million if the underwriters exercise their option to purchase additional shares in full), in each case after deducting our estimated offering expenses.
We intend to use the net proceeds from this offering to repay our outstanding indebtedness under our revolving credit facility and for general corporate purposes, which may include capital expenditures, potential acquisitions, growth opportunities and strategic transactions. We continue to believe that opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. However, we do not have binding commitments or agreements for any specific acquisitions at this time. We expect to use approximately $          million of net proceeds of this offering to repay outstanding indebtedness under our revolving credit facility, including fees and expenses. We have not yet determined the amount of net proceeds to be used specifically for any general corporate purposes. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our ordinary shares offered hereby.
As of December 29, 2023, we had total principal outstanding of $115.0 million under our revolving credit facility, which matures on October 29, 2026. At December 29, 2023, such facility bore interest under the Bloomberg Short-Term Bank Yield Index rate of 7.58%.
The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds that we will have from the sale of our ordinary shares. See “Risk Factors—We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.” Pending the use of the net proceeds from this offering, if any, we may invest the net proceeds in investment grade, short-term interest-bearing obligations, such as money-market funds, certificates of deposit, or direct or guaranteed obligations of the United States government, or hold the net proceeds as cash.

MATERIAL TAX CONSIDERATIONS
Material Cayman Islands Tax Consequences
The following summary contains a description of certain Cayman Islands tax consequences of the acquisition, ownership and disposition of our ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase our ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.
If you are considering the purchase of our ordinary shares, you should consult your own tax advisors concerning the particular tax consequences to you of the purchase, ownership and disposition of our ordinary shares, as well as the consequences to you arising under the laws of your country of citizenship, residence or domicile.
Cayman Islands Taxation
The following is a discussion of certain Cayman Islands income tax consequences of an investment in our ordinary shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended to be tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws:
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.
No stamp duty is payable in respect of the issue of ordinary shares or on an instrument of transfer in respect of an ordinary share.
The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and has received an undertaking from the Governor in Cabinet of the Cayman Islands in the following form:
The Tax Concessions Law
(2011 Revision)
Undertaking as to Tax Concessions
In accordance with Section 6 of the Tax Concessions Law (2011 Revision) the Governor in Cabinet undertakes with us:
•(a) that no Law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations; and
•(b) in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable.
◦(i) on or in respect of our shares, debentures or other obligations; or
◦(ii) by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2011 Revision).

These concessions shall be for a period of TWENTY years from the 22nd day of September 2015.
Material U.S. Federal Income Tax Consequences
The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined below), under current law, of an investment in our ordinary shares pursuant to this offering. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus supplement, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service, or the IRS, and other applicable authorities, all as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions. This discussion, moreover, does not address the United States federal estate, gift, Medicare, and alternative minimum tax considerations, or any state, local and non-United States tax considerations, relating to the ownership or disposition of our ordinary shares. Except as specifically described below, this discussion does not address any tax consequences or reporting obligations that may be applicable to persons holding ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States.
This discussion applies only to a United States Holder (as defined below) that holds ordinary shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:
•banks and certain other financial institutions;
•insurance companies;
•regulated investment companies;
•real estate investment trusts;
•brokers or dealers in stocks and securities, or currencies;
•persons who use or are required to use a mark-to-market method of accounting;
•certain former citizens or residents of the United States subject to Section 877 of the Code;
•entities subject to the United States anti-inversion rules;
•tax-exempt organizations and entities;
•persons whose functional currency is other than the United States dollar;
•persons holding ordinary shares as part of a straddle, hedging, conversion or integrated transaction;
•persons that actually or constructively own ordinary shares representing 10% or more of our voting power or value;
•persons who acquired ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation;
•partnerships or other pass-through entities, or persons holding ordinary shares through such entities;

•persons required to accelerate the recognition of any item of gross income with respect to our ordinary shares as a result of such income being recognized on an applicable financial statement; or
•persons that held, directly, indirectly or by attribution, ordinary shares or other ownership interests in us prior to this offering.
If an entity or arrangement that is treated as a partnership for United States federal income tax purposes holds the ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership or partner in a partnership holding ordinary shares should consult its tax advisors regarding the tax consequences of investing in and holding the ordinary shares.
THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of the discussion below, a “United States Holder” is a beneficial owner of ordinary shares that is, for United States federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to United States federal income taxation regardless of its source; or
•a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury Regulations to treat such trust as a domestic trust.
Dividends and Other Distributions on Our Ordinary Shares
Subject to the passive foreign investment company rules discussed below, the gross amount of any distribution that we make to you with respect to the ordinary shares (including any amounts withheld to reflect withholding taxes) will be taxable as a dividend, to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. Such income (including any withheld taxes) will be includable in your gross income on the day actually or constructively received by you.
Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid generally will be reported as a “dividend” for United States federal income tax purposes. Such dividends will not be eligible for the dividends- received deduction allowed to qualifying corporations under the Code.

Dividends received by a non-corporate United States Holder, including an individual, may qualify for the lower rates of tax applicable to “qualified dividend income,” provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a passive foreign investment company in the taxable year in which the dividend is paid or the preceding taxable year and (3) certain other requirements (including a holding period requirement) discussed below are satisfied.
Under a published IRS Notice, common or ordinary shares are considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Global Select Market, as our ordinary shares are. Accordingly, subject to the passive foreign investment company risk discussion below (see “—Passive Foreign Investment Company”), dividends paid (if any) to a non-corporate United States Holder with respect to our ordinary shares for which the requisite holding period is satisfied (as discussed in the next paragraph) should be eligible for the lower rates of tax applicable to qualified dividend income.
Even if dividends would otherwise be eligible for the lower rates of tax applicable to qualified dividend income, a non-corporate United States Holder will not be eligible for such lower rates if it does not hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or if the United States Holder elects to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code. In addition, the rate reduction will not apply if the non-corporate United States Holder receiving the dividend is obligated to make related payments with respect to positions in substantially similar or related property.
You should consult your tax advisors regarding the availability of the lower tax rates applicable to qualified dividend income for any dividends that we pay with respect to the ordinary shares.
Any non-United States withholding taxes imposed on dividends paid to you with respect to the ordinary shares generally will be treated as foreign taxes eligible for credit against your United States federal income tax liability, subject to the various limitations and disallowance rules that apply to foreign tax credits generally. For purposes of calculating the foreign tax credit limitation, dividends paid to you with respect to the ordinary shares will be treated as income from sources outside the United States and generally will constitute passive category income. The rules relating to the determination of the foreign tax credit are complex, and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.
Disposition of Our Ordinary Shares
You will recognize gain or loss on a sale or exchange of the ordinary shares in an amount equal to the difference between the amount realized on the sale or exchange and your adjusted tax basis in the ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company” below, such gain or loss generally will be capital gain or loss. Capital gains of a non-corporate United States Holder, including an individual, that has held the ordinary shares for more than one year currently are eligible for reduced tax rates. The deductibility of capital losses is subject to limitations.
Any gain or loss that you recognize on a disposition of the ordinary shares generally will be treated as United States-source income or loss for foreign tax credit limitation purposes. You should consult your tax advisors regarding the proper treatment of gain or loss, as well as the availability of a foreign tax credit, in your particular circumstances.

Passive Foreign Investment Company
Based on the current and anticipated value of our assets and the composition of our income and assets, we do not expect to be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for our current taxable year ending December 31, 2024, although there can be no assurances in this regard. The determination of PFIC status for any taxable year cannot be made until the close of such taxable year, involves extensive factual investigation, including ascertaining the fair market value of all of our assets on a quarterly basis and the character of each item of income that we earn, and is subject to uncertainty in several respects. Accordingly, we cannot assure you that we will not be treated as a PFIC for our current taxable year ending December 31, 2024, or for any future taxable year or that the IRS will not take a position contrary to any position that we take.
We will be treated as a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, applying applicable look-through rules, either:
•at least 75% of our gross income for such year is passive income; or
•at least 50% of the value of our assets (generally determined based on a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income.
For this purpose, passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person). We generally will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% by value of the stock.
Changes in the composition of our income or assets may cause us to be or become a PFIC. The determination of whether we will be a PFIC for any taxable year will also depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market value of our ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in this offering. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years because our liquid assets and cash (which are for this purpose considered assets that produce passive income) may then represent a greater percentage of our overall assets. Further, while we believe our classification methodology and valuation approach are reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our being or becoming a PFIC for the current or one or more future taxable years.
If we are a PFIC for any taxable year during which you hold ordinary shares, we will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ordinary shares, unless we were to cease to be a PFIC and you make a “deemed sale” election with respect to the ordinary shares. If such election is made, you will be deemed to have sold the ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, you will not be subject to the rules described below with respect to any “excess distribution” you receive from us or any gain from an actual sale or other disposition of the ordinary shares. You are strongly urged to consult your tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such an election becomes available to you.

If we are a PFIC for any taxable year during which you hold ordinary shares, then, unless you make a “mark-to-market” election (as discussed below), you generally will be subject to special adverse tax rules with respect to any “excess distribution” that you receive from us and any gain that you recognize from a sale or other disposition, including a pledge, of the ordinary shares. For this purpose, distributions that you receive in a taxable year that are greater than 125% of the average annual distributions that you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these rules:
•the excess distribution or recognized gain will be allocated ratably over your holding period for the ordinary shares;
•the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in your holding period prior to the first taxable year in which we were treated as a PFIC, will be treated as ordinary income; and
•the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.
If we are a PFIC for any taxable year during which you hold ordinary shares and any of our non-United States subsidiaries or other corporate entities in which we own equity interests is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of each such non-United States entity classified as a PFIC (each such entity, a lower-tier PFIC) for purposes of the application of these rules. You should consult your tax advisors regarding the application of the PFIC rules to any of our lower-tier PFICs.
If we are a PFIC for any taxable year during which you hold ordinary shares, then in lieu of being subject to the tax and interest-charge rules discussed above, you may be eligible to make an election to include gain on our ordinary shares as ordinary income under a mark-to-market method, provided that such ordinary shares constitute “marketable stock.” Marketable stock is stock that is regularly traded on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our ordinary shares are listed on The Nasdaq Global Select Market, which is a qualified exchange or other market for these purposes. Consequently, if the ordinary shares are regularly traded within the meaning of the applicable Treasury Regulations, we expect that the mark-to-market election would be available to you if we became a PFIC, but no assurances are given in this regard.
Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, if we were a PFIC for any taxable year, a United States Holder that makes the mark-to-market election may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such United States Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.
In certain circumstances, a shareholder in a PFIC may avoid the adverse tax and interest-charge regime described above by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make a qualified electing fund election with respect to the ordinary shares only if we agree to furnish you annually with a PFIC annual information statement as specified in the applicable Treasury Regulations. We currently do not intend to prepare or provide the information that would enable you to make a qualified electing fund election.
A United States Holder that holds the ordinary shares in any year in which we are a PFIC will be required to file an annual report containing such information as the United States Treasury Department may require. You should consult your tax advisors regarding the application of the PFIC rules to your ownership and disposition of the ordinary shares and the availability, application and consequences of the elections discussed above.

Information Reporting and Backup Withholding
Information reporting to the IRS and backup withholding generally will apply to dividends in respect of our ordinary shares, and the proceeds from the sale or exchange of our ordinary shares, that are paid to you within the United States (and in certain cases, outside the United States), unless you furnish a correct taxpayer identification number and make any other required certification, generally on IRS Form W-9 or you otherwise establish an exemption from information reporting and backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding generally are allowed as a credit against your United States federal income tax liability, and you may be entitled to obtain a refund of any excess amounts withheld under the backup withholding rules if you file an appropriate claim for refund with the IRS and furnish any required information in a timely manner.
United States Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules.
Information with Respect to Foreign Financial Assets
United States Holders who are individuals (and certain entities closely held by individuals) generally will be required to report our name, address and such information relating to an interest in the ordinary shares as is necessary to identify the class or issue of which the ordinary shares are a part. These requirements are subject to exceptions, including an exception for ordinary shares held in accounts maintained by certain financial institutions and an exception applicable if the aggregate value of all “specified foreign financial assets” (as defined in the Code) does not exceed US$50,000.
United States Holders should consult their tax advisors regarding the application of these information reporting rules.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the ordinary shares being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our ordinary shares set forth opposite its name below. Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated are the representatives of the underwriters.

Underwriters	Number of Shares
Cowen and Company, LLC
Stifel, Nicolaus & Company, Incorporated
B. Riley Securities, Inc.
Needham & Company, LLC
Craig-Hallum Capital Group LLC
D.A. Davidson & Co.
Total
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased, other than those ordinary shares covered by the option to purchase additional ordinary shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares. We have granted to the underwriters an option to purchase up to an additional 15% of the ordinary shares sold in the offering at the public offering price, less the underwriting discounts and commissions. This option is exercisable for a period of 30 days. The underwriters may exercise this option to purchase additional ordinary shares in connection with the sale of the ordinary shares offered by this prospectus. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above. We will be obligated, pursuant to the option, to sell these additional ordinary shares to the underwriters to the extent the option is exercised. If any additional ordinary shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the $125,000,000 of ordinary shares are being offered.
Discounts and Commissions. The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $             and are payable by us. We have also agreed to reimburse the underwriters for certain of their expenses.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$
The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the ordinary shares to securities dealers at the public offering price less a concession not in excess of $      per share. If all of the ordinary shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.
Discretionary Accounts. The underwriters do not intend to confirm sales of the ordinary shares to any accounts over which they have discretionary authority.
Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•Stabilizing transactions permit bids to purchase ordinary shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the ordinary shares while the offering is in progress.
•Overallotment transactions involve sales by the underwriters of ordinary shares in excess of the number of ordinary shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of ordinary shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.
•Syndicate covering transactions involve purchases of ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ordinary shares to close out the short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared with the price at which they may purchase ordinary shares through exercise of the option to purchase additional ordinary shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional ordinary shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the ordinary shares in the open market that could adversely affect investors who purchase in the offering.
•Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our ordinary shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements. Each of our officers and directors has, subject to certain limited exceptions (including sales pursuant to 10b5-1 trading plans adopted by our officers), agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any ordinary shares or other securities convertible into or exchangeable or exercisable for our ordinary shares or derivatives of our ordinary shares owned by these persons prior to this offering or ordinary shares issuable upon exercise of options held by these persons for a period of 90 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representatives of the underwriters. This consent may be given at any time without public notice except in limited circumstances. There are no agreements between the representatives and any of our shareholders or affiliates releasing them from these lock-up agreements prior to the expiration of the 90-day period.
The ‘‘lock-up’’ agreements permit the transfer of ordinary shares or other securities of the Company, subject to certain restrictions, if the transfer is by: (a) gift, charitable contribution, will or intestacy or for bona fide tax planning purposes, (b) distribution or transfer to partners, members or shareholders of the party or any of its affiliates, or if the party is a trust, to a trustor or beneficiary of the trust, (c) transfer to an immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the party or such immediate family member of the party or any of its affiliates, (d) transfer to the party’s affiliates or to any investment fund or other entity controlled or managed by the party, (e) operation of law (including a domestic relations order, divorce decree or settlement or separation agreement), court order or regulatory agency, or (f) transfers to the Company in connection with a repurchase of ordinary shares by the Company in connection with the termination of the party’s employment with the Company or its subsidiaries pursuant to contractual agreements with the Company or its subsidiaries; provided, however, (i) that no filing by any party (transferor or transferee) under Section 16(a) of the Exchange Act shall be voluntarily made in connection with such transfer during the “lock-up” period, such report shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and that the securities subject to such transfer remain subject to restrictions set forth in the “lock-up” agreement and (ii) in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of the “lock-up” agreement.
In addition, pursuant to the terms of the underwriting agreement, the Company, subject to certain exceptions, has agreed not to offer, pledge, sell, contract to sell, short sale, or otherwise dispose of any ordinary shares or other securities convertible into or exchangeable or exercisable for ordinary shares or derivative of ordinary shares (or agreement for such) for a period of 90 days after the date of this prospectus supplement.

This prospectus supplement in electronic format is being made available on Internet web sites maintained by one or more of the lead underwriters of this offering and may be made available on web sites maintained by other underwriters. Other than the prospectus in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities having relationships with us, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities having relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a Relevant State), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
i.to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
ii.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

iii.in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
i.to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
ii.to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
iii.in any other circumstances falling within Section 86 of the FSMA, provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore
Each representative has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
i.to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA; to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or
ii.otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
i.a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
ii.a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(1)to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)where no consideration is or will be given for the transfer;
(3)where the transfer is by operation of law;
(4)as specified in Section 276(7) of the SFA; or
(5)as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase ordinary shares under the Israeli Securities Law, 5728-1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728-1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728-1968, subject to certain conditions, or the “Qualified Investors.” The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728-1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our ordinary shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728-1968. In particular, we may request, as a condition to be offered ordinary shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728-1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder in connection with the offer to be issued ordinary shares; (iv) that the ordinary shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728-1968 (A) for its own account, (B) for investment purposes only, and (C) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728-1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to Prospective Investors in the United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Australia
This prospectus supplement:
i.does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the Corporations Act);
ii.has not been, and will not be, lodged with the Australian Securities and Investments Commission (ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

iii.may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under Section 708 of the Corporations Act (Exempt Investors).
The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under Section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in Section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in New Zealand
The shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:
i.to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money; or
ii.to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public; or
iii.to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or
iv.in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or re-enactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).
Notice to Prospective Investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

LEGAL MATTERS
Selected legal matters as to U.S. law in connection with this offering will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois. The validity of the ordinary shares offered pursuant to this prospectus supplement will be passed upon by Maples and Calder (Cayman) LLP. The underwriters are being represented by Orrick, Herrington & Sutcliffe LLP, Boston, Massachusetts.
EXPERTS
The consolidated financial statements of Ichor Holdings, Ltd. as of December 29, 2023 and December 30, 2022, and for each of the years in the three-year period ended December 29, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
The accompanying prospectus of which this prospectus supplement forms a part, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our securities, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus supplement relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, at the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus supplement does not and will not constitute a part of this prospectus supplement, or the accompanying prospectus.
In addition, we are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file periodic reports, proxy statements, and other information with the SEC (File No. 001-37961). These periodic reports, proxy statements, and other information will be available for inspection and copying at the website of the SEC referred to above and on our website, ir.ichorsystems.com, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of, or other information accessible through, our website are not part of this prospectus supplement or the accompanying prospectus, and you should not consider the contents of, or other information accessible through, our website in making an investment decision with respect to our ordinary shares. You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:

ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
You should rely only on the information contained in this prospectus supplement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement or the accompanying prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein:
•the Company’s Annual Report on Form 10-K for the year ended December 29, 2023, filed on February 23, 2024; and
•the description of the Company’s ordinary shares contained in the Registration Statement on Form 8-A dated December 6, 2016 filed with the SEC to register such securities under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained therein or in any other subsequently filed document which also is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request copies of these filings at no cost to you by writing or telephoning us as follows:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
Attention: Secretary

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Ichor Holdings, Ltd.
Senior Debt Securities
Subordinated Debt Securities
Ordinary Shares
Preferred Shares
Warrants

We may offer and sell from time to time in one or more offerings any combination of senior debt securities, subordinated debt securities, ordinary shares, preferred shares or warrants described in this prospectus.
This prospectus provides you with a general description of these securities. Each time we offer and sell these securities, we will provide the specific terms of any such offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “ICHR.” On August 8, 2023, the last reported sale price for our ordinary shares was $35.88 per share.
Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus to read about factors you should consider before making an investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 9, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of shares of our senior debt securities, subordinated debt securities, ordinary shares, preferred shares or warrants to purchase equity securities in one or more offerings.
Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus and any related prospectus supplement to this prospectus is accurate as of the date on their respective covers, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.
To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”
The terms the “Company,” “we,” “us,” and “our” as used in this prospectus refer to Ichor Holdings, Ltd. and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE COMPANY
Overview
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products.
Fluid delivery subsystems ensure accurate measurement and uniform delivery of specialty gases and chemicals at critical steps in the semiconductor manufacturing processes. Any malfunction or material degradation in fluid delivery reduces yields and increases the likelihood of manufacturing defects in these processes. Most original equipment manufacturers (“OEMs”) outsource all or a portion of the design, engineering, and manufacturing of their gas delivery subsystems to a few specialized suppliers, including us. Additionally, many OEMs are outsourcing the design, engineering, and manufacturing of their chemical delivery subsystems due to the increased fluid expertise required to manufacture these subsystems. Outsourcing these subsystems has allowed OEMs to leverage the suppliers’ highly specialized engineering, design, and production skills while focusing their internal resources on their own value-added processes. We believe that this outsourcing trend has enabled OEMs to reduce their costs and development time, as well as provide growth opportunities for specialized subsystems suppliers like us.
We have a global footprint with production facilities in California, Minnesota, Oregon, Texas, Singapore, Malaysia, the United Kingdom, Korea, and Mexico. Our two largest customers by revenue are Lam Research and Applied Materials.
Our principal executive offices are located at 3185 Laurelview Ct., Fremont, California 94538. Our telephone number is (510) 897-5200. Our internet address is ichorsystems.com. We make a variety of information available, free of charge, at our Investor Relations website, ir.ichorsystems.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS
An investment in the securities offered by this prospectus involves a number of risks. You should carefully consider before making an investment decision:
•the risk factors described in our Annual Report on Form 10-K for the year ended December 30, 2022, filed on February 24, 2023;
•the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement; and
•any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which are incorporated by reference herein.
Each of the risks described below and in the other documents noted above could materially and adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity, and could result in a partial or complete loss of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Exchange Act. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.
Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the sections entitled “Forward-Looking Statements” and “Risk Factors” in this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this report under the heading “Risk Factors,” as well as other cautionary statements that are made from time to time in our other filings with the SEC and public communications. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, the repayment of debt, working capital, capital expenditures and acquisitions. We retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Net proceeds may be temporarily invested prior to use in short- and medium-term investments, including, but not limited to, marketable securities.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We have filed the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part.
General
We may issue senior or subordinated debt securities, which will be direct, general obligations of Ichor Holdings, Ltd. that may be secured or unsecured.
The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.
The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.
When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.
The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be U.S. Bank Trust Company, National Association. We have filed with the SEC as exhibits to our registration statement, of which this prospectus is a part, the forms of indentures which will govern these debt securities. See “Where You Can Find More Information” above for information on how to obtain copies of them. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.
Series of Debt Securities
We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.
Amounts of Issuances
Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, unless otherwise specified below or in the applicable prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.
Principal Amount, Stated Maturity and Maturity
Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
Specific Terms of Debt Securities
The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:
•the title of the series and whether it is a senior debt security or a subordinated debt security;
•any limit on the total principal amount of the debt securities of the same series;
•the stated maturity;
•the currency or currencies for principal and interest, if not U.S. dollars;
•the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;
•whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;
•if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;
•if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;
•if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•if the debt security may be converted into or exercised or exchanged for ordinary or preferred shares or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of ordinary or preferred shares or other securities issuable upon conversion, exercise or exchange may be adjusted;
•if the debt security is also an original issue discount debt security, the yield to maturity;
•if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);
•the authorized denominations, if other than $1,000 and integral multiples of $1,000;
•the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;
•if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;
•whether the debt security will be guaranteed by any of the Company’s subsidiaries;
•the assets, if any that will be pledged as security for the payment of the debt security;
•the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and
•any other terms of the debt security which could be different from those described in this prospectus.
Governing Law
The indentures and the debt securities will be governed by New York law, without regard to conflicts of laws principles thereof.
Form of Debt Securities
We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.
Unless otherwise indicated in the prospectus supplement, DTC will act as depositary. Beneficial interests in global certificates will be shown on, and transfer of global certificates will be effected only through the records maintained by DTC and its participants.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or
•we notify the trustee that we wish to terminate that global security.
Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.
Redemption or Repayment
If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in the applicable prospectus supplement.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.
Mergers and Similar Transactions
We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met:
•If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.
•Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.
Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.
The subordinated debt indenture defines “senior debt” as:
•our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and
•any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.
Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any intercompany indebtedness owed to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.
We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.
The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:
•in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;
•(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or
•in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.
Defeasance, Covenant Defeasance and Satisfaction and Discharge
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
•we will be discharged from our obligations with respect to the debt securities of such series (“legal defeasance”); or
•we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).
If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.
We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:
•deliver all outstanding debt securities of that series to the trustee for cancellation; or
•all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.
Default, Remedies and Waiver of Default
Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:
•we do not pay the principal or any premium on any debt security of that series on the due date;

•we do not pay interest on any debt security of that series within 60 days after the due date;
•we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;
•we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or
•if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.
We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.
If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”
Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.
Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.
If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.
Before a holder may bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
•the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•the holders of not less than 25% in principal amount of all debt securities of the series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after the above steps have been taken; and
•during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of the series.
A holder is entitled at any time, however, to bring a lawsuit for the payment of money due on its debt security on or after its stated maturity (or, if the debt security is redeemable, on or after its redemption date).
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.
Waiver of Default
The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default, however, without the approval of the particular holder of that debt security.
Annual Information about Defaults to the Trustee
We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.
Modifications and Waivers
There are four types of changes we can make to either indenture and the debt securities or series of debt securities issued under that indenture.
Changes Requiring Each Holder’s Approval
Without the consent of each holder affected thereby, an amendment or waiver may not:
•change the stated maturity for any principal or interest payment on a debt security;
•reduce the principal amount, the interest rate or the redemption price for a debt security;
•permit redemption of a debt security if not previously permitted;
•impair any right a holder may have to require purchase of its debt security;
•impair any right that a holder of convertible debt security may have to convert the debt security;
•change the currency of any payment on a debt security;
•impair a holder’s right to sue for payment of any amount due on its debt security;

•reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and
•change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.
Changes Not Requiring Approval
We and the trustee may amend the indentures or the debt securities without notice to or consent of any holders:
•to cure any ambiguity, omission, defect or inconsistency;
•to provide for the assumption by a successor corporation of the obligations of the Company under the indenture;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to add guarantees with respect to the debt securities, or to secure the debt securities;
•to add to the covenants of the Company for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company;
•to make any change that does not adversely affect the rights of any holder of any debt securities of any series in any material respect;
•to make any changes that affect only debt securities to be issued under the applicable indenture after the changes take effect;
•to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939 (“Trust Indenture Act”); or
•to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.
We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions
We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).
Changes Requiring Majority Approval
Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:
•If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or
•If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.
The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under “—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.
We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (a) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (b) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.
In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer
If any debt securities cease to be issued in registered global form, they will be issued:
•only in fully registered form;
•without interest coupons; and
•unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.
Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.
Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.
Payments
We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.
We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.
We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.
Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Paying Agents
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.
Notices
Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Our Relationship with the Trustee
The prospectus supplement for the debt security will describe any material relationships we may have with the trustee with respect to that debt security.
The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF OUR SHARE CAPITAL
Material provisions of our amended and restated memorandum and articles of association and relevant sections of Cayman Islands law are summarized below. The following summary is qualified in its entirety by the provisions of our memorandum and articles of association.
General
As of August 4, 2023, we had authorized share capital of 200,000,000 ordinary shares, each with a par value of $0.0001, and 20,000,000 preferred shares, each with a par value of $0.0001.
Ordinary Shares
Holders of ordinary shares are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of ordinary shares are entitled to receive ratably such dividends, if any, as may be declared by our directors out of funds legally available therefore. We do not expect for the foreseeable future to pay dividends on our ordinary shares. Instead, we anticipate that all of our earnings, if any, in the foreseeable future will be used for working capital and other general corporate purposes. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of ordinary shares are entitled to share ratably in any assets for distribution to shareholders upon our liquidation, dissolution or winding up.
There are no conversion, redemption or sinking fund provisions applicable to the ordinary shares.
Preferred Shares
Our board of directors is authorized, without any action by our shareholders, to designate and issue preferred shares in one or more series and to designate the powers, preferences and rights of each series, which may be greater than the rights of our ordinary shares. It is not possible to state the actual effect of the issuance of any shares of preferred shares upon the rights of holders of our ordinary shares until the board of directors determines the specific rights of the holders of such preferred shares. However, the effects might include, among other things:
•impairing dividend rights of our ordinary shares;
•diluting the voting power of our ordinary shares;
•impairing the liquidation rights of our ordinary shares; and
•delaying or preventing a change of control of us without further action by our shareholders.
No preferred shares are issued and outstanding, and we have no present plan to issue any of our preferred shares.
Limitations on the Right to Own or Vote Shares
As a Cayman Islands exempted company, we may not hold our own shares as a shareholder, save for shares that are redeemed or repurchased by us or surrendered by a shareholder and held as treasury shares. We may not exercise any voting or other rights in respect of treasury shares nor may any dividend be declared or paid or other distribution be made in respect of treasury shares. However, bonus shares may be issued in respect of treasury shares although they will, in turn, be treated as treasury shares.

Limitations on Transfer of Shares
Our articles of association give our directors, at their discretion, the right to decline to register any transfers of shares including shares that are not fully paid-up shares.
Disclosure of Shareholder Ownership
There are no provisions in our amended and restated memorandum of association or articles of association governing the ownership threshold above which shareholder ownership must be disclosed by any shareholder.
Changes in Share Capital
We may, from time to time, by ordinary resolution passed by a majority of the votes cast by shareholders present at a shareholder meeting entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders, increase our authorized share capital by such sum, to be allocated among shares of such par value, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, liens, transfers, transmissions, forfeitures and otherwise as the shares in the original share capital. We may by ordinary resolution passed at a shareholder meeting by a majority of the votes cast by shareholders present at such meeting and entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders:
•consolidate our share capital into shares of larger par value than our existing shares;
•sub-divide our share capital into shares of smaller par value;
•divide our shares into multiple classes; and
•cancel any shares which, at the date of the passing of the resolution, have not been issued and diminish the amount of the shares so cancelled.
We may by special resolution passed by at least two-thirds of the votes cast by shareholders present at a shareholder meeting and entitled to vote on such resolution, or passed by a unanimous written consent of our shareholders, reduce our share capital to the extent not representing shares in issue or following court application and consent, reduce our share capital in relation to shares in issue or any capital redemption reserve fund maintained in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Islands Companies Act”).
Amendments
Our articles of association provide that our articles of association may only be amended at a shareholder meeting upon approval by two-thirds of the votes cast by our shareholders.

Material Differences in Corporate Law
The Cayman Islands Companies Law is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation Bylaws	Memorandum of Association Articles of Association
Duties of Directors	Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.
As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to the their respective companies to, amongs other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:
•a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);
•a duty not to personally profit from opportunities that arise from the office of director;
•a duty to avoid conflicts of interest; and
•a duty to exercise powers for the purpose for which such powers were conferred.
A director of a Cayman Islands exempted company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience.

	Delaware	Cayman Islands
Limitations on Personal Liability of Directors
Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.
Such provision cannot limit liability for breach of loyalty, bad faith, intentional misconduct, unlawful payment of dividends or unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own actual fraud, dishonesty or willful default.

Indemnification of Directors, Officers, Agents, and Others	A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party who acted in good faith and in a manner he believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his conduct would be unlawful, against amounts actually and reasonably incurred.	Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own actual fraud, dishonesty or willful default.
Interested Directors	Under Delaware law, subject to provisions in the certificate of incorporation, a transaction in which a director who has an interest in such transaction would not be voidable if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Our articles of association contain provisions that permit a director to vote on a transaction in which he or she is interested provided he or she discloses such interest to the board of directors prior to the vote.

	Delaware	Cayman Islands
Voting Requirements
The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.
In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up the company.
The Cayman Islands Companies Law requires that a special resolution be passed by a super majority of two-thirds or such higher percentage as set forth in the articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting or by way of unanimous written consent.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	The Cayman Islands Companies Law defines “special resolutions” only. A company’s articles of association can therefore tailor the definition of “ordinary resolution” as a whole, or with respect to specific provisions. Our articles of association provide that with respect to the election of directors, an ordinary resolution shall be passed by a majority of the votes cast by such members as being entitled to vote in person or by proxy or by way of unanimous written consent.
Cumulative Voting	No cumulative voting for the election of directors unless so provided in the certificate of incorporation.	No cumulative voting for the election of directors unless so provided in the articles of association.
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

	Delaware	Cayman Islands
Nomination and Removal of Directors and Filing Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws. Holders of a majority of the shares may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation, directorship vacancies are filled by a majority of the directors elected or then in office.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the articles of association. Our articles of association provide that only shareholders that hold more than 15% of our outstanding ordinary shares (unless the Exchange Act and proxy rules provide otherwise) and comply with our advance notice provisions may nominate directors. Our articles of association also provide that shareholders may only remove directors for cause and with a special resolution of two-thirds of our outstanding ordinary shares. Under our articles of association, vacancies on the board are generally filled by the vote of a majority of the directors elected or then in office.
Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, exchange or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Cayman Islands Companies Law provides for mergers and consolidations where two or more companies are being formed into a single entity. The legislation makes a distinction between a “consolidation” and a “merger”. In a consolidation, a new company is incorporated from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving company, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware	Cayman Islands
Delaware law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.
Under Cayman Islands Companies Law, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association.
Shareholder approval is not required where a parent company registered in the Cayman Islands seeks to merge with one or more of its subsidiaries registered in the Cayman Islands and a copy of the plan of merger is given to every member of each subsidiary company to be merged unless that member agrees otherwise.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands exempted company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions;

Delaware	Cayman Islands

(iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the director of the Cayman Islands exempted company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Delaware	Cayman Islands
Secured creditors must consent to the merger although application can be made to the Grand Court of the Cayman Islands to proceed if such secured creditor does not grant its consent to the merger. Where a foreign company wishes to merge with a Cayman company, consent or approval to the transfer of any security interest granted by the foreign company to the resulting Cayman entity in the transaction is required, unless otherwise released or waived by the secured party. If the merger plan is approved, it is then filed with the Cayman Islands General Registry along with a declaration by a director of each company. The Registrar of Companies will then issue a certificate of merger which shall be prima facie evidence of compliance with all requirements of the Companies Law in respect of the merger or consolidation.
The surviving entity remains active while the other company or companies are automatically dissolved. Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date

Delaware	Cayman Islands

of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value.
Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Delaware	Cayman Islands

Cayman companies may also be restructured or amalgamated under supervision of the Grand Court of the Cayman Islands by way of a “scheme of arrangement”. This option is not used with any frequency because a business transaction can be achieved through other means, such as a share capital exchange, merger (as described above), asset acquisition or control, through contractual arrangements, of an operating business. In the event that a business transaction is sought pursuant to a scheme of arrangement it would require the approval of a majority, in number, of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose.
The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction ought not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:
•the company is not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;
•the shareholders and creditors (as applicable) have been fairly represented at the meeting in question; and
•the arrangement is such as a businessman would reasonably approve; and the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Law or that would amount to a “fraud on the minority” (a legal concept, different than “fraud” in the sense of dishonesty).

Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.
If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

	Delaware	Cayman Islands
Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	The rights of shareholders under Cayman Islands law are not as extensive as those under Delaware law. Class actions are generally not available to shareholders under Cayman Islands laws and Maples and Calder (Cayman) LLP, our Cayman Islands counsel, is not aware of a significant number of such reported actions having been brought in Cayman Islands courts. Derivative actions have been brought in the Cayman Islands courts and the Cayman Islands courts have confirmed the availability for such actions. In principle, we will normally be the proper plaintiff in any claim based on a breach of duty owed to us and a derivative action may not be brought by a minority shareholder. However, the Cayman Islands courts would ordinarily be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to it where the act complained of is alleged to be beyond the company’s corporate power or is illegal or would result in the violation of its memorandum of association or articles of association or where the individual rights of the plaintiff shareholder have been infringed or are about to be infringed. Furthermore, consideration would be given by the court to acts that are alleged to constitute a “fraud on the minority” or where an act requires the approval of a greater percentage of shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorney’s fees incurred in connection with such action.
Inspection of Corporate Records	Under Delaware law, shareholders of a Delaware corporation have the right during normal business hours to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records of the company. However, these rights may be provided in the company’s articles of association. Under our articles of association, shareholders will not have any rights to inspect or obtain copies of shareholder lists or other corporate records, provided that a list of shareholders will be made available at our principal executive office or other specified location for ten business days prior to each general meeting of shareholders.

	Delaware	Cayman Islands
Shareholder Proposals	Unless provided in the corporation’s certificate of incorporation or bylaws, Delaware law does not include a provision restricting the manner in which shareholders may bring business before a meeting.	The Cayman Islands Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s articles of association. Our articles of association provide that only shareholders that comply with our advance notice provisions may submit proposals to be brought before a meeting.
Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders.
The Cayman Islands Companies Law allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association.
Our articles of association authorize such written consents, but we believe that the unanimity requirement has made this option impractical since the consummation of our initial public offering.

Calling of Special Shareholders Meeting	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.
The Cayman Islands Companies Law does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.
Our articles of association allow only a majority of our directors or the chairman of our board of directors to call extraordinary general meetings.

Transfer Agent and Registrar
The transfer agent and registrar for our ordinary shares is Broadridge Corporate Issuer Solutions, Inc. Its address is 51 Mercedes Way, Edgewood, NY 11717.
Listing
Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “ICHR.”

DESCRIPTION OF WARRANTS
The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
We may issue warrants to purchase equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:
•the title of the warrants;
•the designation, amount and terms of the securities for which the warrants are exercisable;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the price or prices at which the warrants will be issued;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•the terms of any mandatory or optional redemption provisions relating to the warrants;
•the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;
•if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;
•the identity of the warrant agent;
•if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants which may be exercised at any time; and
•information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION
We may sell securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
A distribution of shares of our securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the shares of our securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our ordinary shares received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of our ordinary shares under this prospectus; or
•loan or pledge shares of our ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares of our securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

We may sell securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.
The prospectus supplement will include the specific plan of distribution, which will include the following information:
•terms of the offering;
•the names of any underwriters, dealers or agents;
•the name or names of any managing underwriter or underwriters;
•the purchase price of the securities;
•the net proceeds from the sale of the securities;
•any delayed delivery arrangements;
•any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers;
•any commissions paid to agents; and
•the terms of any arrangement entered into with any dealer or agent.
Sale Through Underwriters or Dealers
If underwriters are used in the sale of shares of our securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer our securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell our securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used in the sale of shares of our securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
Direct Sales and Sales Through Agents
We may sell our securities directly, and not through underwriters or agents. Our securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell our securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase our securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our ordinary shares that are listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of our securities, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our ordinary shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of our ordinary shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS
Certain legal matters with regard to the validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Maples and Calder (Cayman) LLP will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law.
EXPERTS
The consolidated financial statements of Ichor Holdings, Ltd. as of December 30, 2022 and December 31, 2021, and for each of the years in the three-year period ended December 30, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2022 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of December 30, 2022, expresses an opinion that Ichor Holdings, Ltd. did not maintain effective internal control over financial reporting as of December 30, 2022 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to ineffective information technology general controls (“ITGCs”) in the areas of user access and program change-management over an information technology (“IT”) system that supports the Company's financial reporting process was identified.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and our securities, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, at the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement of which this prospectus is a part.
In addition, we are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information are be available for inspection and copying at the website of the SEC referred to above. You may request a copy of any of our filings with the SEC at no cost, by writing or telephoning us at the following address:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (in each case, other than those documents or the portions of those documents not deemed to be filed):
•Ichor Holdings, Ltd.’s Annual Report on Form 10-K for the year ended December 30, 2022, filed on February 24, 2023;
•Ichor Holdings, Ltd.’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 and June 30, 2023, filed on May 10, 2023 and August 9, 2023, respectively;
•Ichor Holdings, Ltd.’s Current Reports on Form 8-K filed on February 17, 2023, May 19, 2023, and July 10, 2023 (excluding any portions of such reports that were “furnished” rather than “filed”);
•the description of the Company’s ordinary shares contained in the Registration Statement on Form 8-A12B filed on December 6, 2016 with the SEC to register such securities under the Exchange Act and any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 30, 2022, filed on February 24, 2023.
We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), unless otherwise indicated therein) after the date of this prospectus and prior to the termination of the offerings under this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request copies of these filings at no cost to you by writing or telephoning us as follows:
ICHOR HOLDINGS, LTD.
3185 Laurelview Ct.
Fremont, California 94538
(510) 897-5200
Attention: Secretary
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

$125,000,000

Ordinary Shares

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
TD Cowen		Stifel

Co-Managers
B. Riley Securities	Needham & Company	Craig-Hallum	D.A. Davidson & Co.

                    , 2024